SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 30, 2003
                        (Date of Earliest Event Reported)

                       JOHN HANCOCK LIFE INSURANCE COMPANY
               (Exact name of registrant as specified in charter)

                        Commission File Number: 333-45862

         MASSACHUSETTS                                   04-1414660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
              (Registrant's telephone number, including area code)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          The following exhibit is furnished as part of this Form 8-K:

          (c)  Exhibits

          Exhibit No.             Item
          -----------             ----

          99 John Hancock Financial Services, Inc. Press Release dated October 30, 2003.




ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

          On October 30, 2003, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference. John Hancock Life Insurance Company is a direct, wholly-owned subsidiary of John Hancock Financial Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         JOHN HANCOCK LIFE INSURANCE COMPANY


Date:  October 30, 2003                  By: /s/ Thomas E. Moloney
                                             -----------------------------------
                                             Thomas E. Moloney
                                             Senior Executive Vice President and
                                             Chief Financial Officer

                                                                     Exhibit  99



                                                            [LOGO]   John Hancock
News                                                               FINANCIAL SERVICES



 John Hancock Financial Services Reports Third Quarter 2003 Net Income of $0.66 Per
                 Share Diluted Versus $0.54 in the year-ago period

  o   Consolidated net operating income* of $0.79 per share diluted increased 23.4% from
      $0.64 per share diluted in the year-ago quarter

        ---------------------------------------------------------------------------------------------------
        Earnings summary                                   3rd Quarter           3rd Quarter             %
        (Table 1)                                                 2003                  2002        Change
        ---------------------------------------------------------------------------------------------------

        Net income                                      $190.8 million        $158.1 million         20.7%

        Net income
        per share diluted                                        $0.66                 $0.54         22.2%

        Consolidated net operating
        income*                                         $227.0 million        $185.8 million         22.2%

        Consolidated net operating
        income* per share diluted                                $0.79                 $0.64         23.4%

        Weighted-average shares
        outstanding diluted                             288.96 million        290.84 million

        ---------------------------------------------------------------------------------------------------

     BOSTON (October  30,2003) - John Hancock  Financial  Services,  Inc. (NYSE:
JHF) today reported net income of $190.8 million for the third quarter of 2003, or $0.66 per share diluted, compared with $158.1 million, or $0.54 per share diluted, in the third quarter of 2002.

     Net income for the quarter included net realized investment and other losses of $36.2 million after-tax. Prior-year third quarter net income included after-tax net realized investment and other losses of $23.7 million, and $4 million of charges related to restructuring.

     During the quarter, the company announced that it had entered into a merger agreement with Manulife Financial Corporation at the closing of which John
Hancock common shareholders would receive 1.1853 Manulife common shares for each John Hancock common share. The transaction, expected to be completed by early in the second quarter of 2004, is subject to approval by John Hancock shareholders as well as regulatory agencies in the U.S. and Canada.


--------------------------------

          * JHF  management  uses net  operating  income to  evaluate  financial performance  of its  business  segments and as one of a number of different
     bases  for  management  incentives.   The  company  believes  the  combined
     presentation and evaluation of consolidated net operating income along with net income under generally accepted  accounting  principles (GAAP) provides information  that may enhance  investors'  understanding  of the  company's underlying profitability from operations. Net operating income differs from
     GAAP net income because it excludes net realized investment and other gains and  losses  and  certain  other  items that  management  believes  are not indicative of ongoing operating  trends.  Net operating income is a measure commonly used in the life insurance industry and by securities  analysts in the evaluation of company performance.  See Table 4 for a reconciliation of net operating income to GAAP net income.



                                      -1-

     Consolidated net operating income was $227.0 million in the quarter versus $185.8 million in the year ago quarter; on a per-share basis, net operating income increased 23.4% to $0.79 diluted. The year ago quarter included a charge of $27.5 million after tax related to an adjustment to the company's deferred acquisition cost (DAC) asset to reflect the impact of weak equity markets on variable annuity and variable life insurance profitability. Operating results in the current quarter were driven by strong earnings across our retail operations, particularly the fixed annuity, non-traditional life and variable annuity lines of business, due to much improved equity market performance relative to the year ago period, as well as to growth in assets under management (AUM) and spread management. Partially offsetting this growth were lower earnings in the Guaranteed and Structured Financial Products (G&SFP) and Corporate & Other segments.

     "The transaction with Manulife announced in the quarter represents a unique strategic opportunity to enhance shareholder value by creating a global market leader in financial services that will continue to depend upon and expand the John Hancock brand in the U.S., while enabling the company to remain as a strong and vital corporate citizen in the City of Boston and the Commonwealth of Massachusetts," said David F. D'Alessandro, chairman and chief executive officer.

     "We are also very pleased with our third quarter results, which demonstrate our commitment to solid underwriting, as well as disciplined spread management and product pricing. We delivered strong core life sales growth of 30% on a sequential basis, with gains in both universal and variable life insurance across key distribution channels. We expect this positive growth trend to continue as our new universal and variable life offerings are more broadly distributed. Finally, credit performance continues to improve and we are optimistic that this trend will continue as long as the economic recovery remains on track."


Components of pre-tax realized investment gains and losses are shown in the following table:

     -----------------------------------------------------------------------------------------
     Total Gross Pre-tax Realized
     Investment Gain/(Loss)*
     (millions)
     (Table 2)                                       3rd Quarter 2003       3rd Quarter 2002
     -----------------------------------------------------------------------------------------

     Gain on disposal, recoveries
     & prepayments                                            $126.7                   $89.3

     Impairments                                              ($73.4)                ($139.3)

     Loss on disposal                                         ($51.5)                 $(33.7)
                                                              -------                 -------

     Subtotal                                                   $1.8                  ($83.7)

     Derivatives and hedging                                  ($95.6)                  $80.4
                                                              -------                 ------

     Total                                                    $(93.8)                  $(3.3)

     -----------------------------------------------------------------------------------------
     *Excludes amortization of deferred policy acquisition costs, and amounts allocated to participating pension contracts and the policyholder dividend obligation.

     Total gross credit losses in the quarter included writedowns of $26.4 million on airline related securities, $14.9 million related to a power producer and $13.2 million related to an Australian mining operation. Gross losses were partially offset by $16.3 million of recoveries, $36.7 million of bond and mortgage prepayments that are booked as realized gains, and $11.1 million of net equity gains in the quarter.

     The net unrealized gain on available-for-sale (afs) securities was $2.9 billion at September 30, 2003 compared to $3.2 billion at June 30, 2003. Gross unrealized losses, excluding hedging adjustments (which are temporary in nature), improved 5.6% to $487 million from $516 million in the second quarter of 2003 as improvements in credit spreads largely offset the uptick in interest rates. This marks the third quarter of sequential improvement in gross unrealized losses excluding hedging adjustments. The unrealized loss related to securities trading at less than 80% of amortized cost for six months or longer improved to about $118 million at September 30, 2003, compared with approximately $170 million at June 30, 2003.


    ---------------------------------------------------------------------------------------------------------------
    Total Unrealized Investment
    Gains/(Loss) On Available-for-
    Sale Securities* (billions)
    (Table 3)                                        3rd Quarter 2003        2nd Quarter 2003      1st Quarter 2003
    ---------------------------------------------------------------------------------------------------------------

    Gross unrealized gain                                        $3.6                    $4.0                  $2.8

    Gross unrealized loss                                       ($0.7)                  ($0.8)                ($1.2)
                                                              -------                  ------                ------

    Net unrealized gain                                          $2.9                    $3.2                  $1.6

   ----------------------------------------------------------------------------------------------------------------
    *Includes basis adjustments related to hedging.



 The following table reconciles net income with consolidated net operating income:

   -------------------------------------------------------------------------------------------------------
   Net income reconciliation
    (Table 4)                                                 3rd Quarter 2003            3rd Quarter 2002
   -------------------------------------------------------------------------------------------------------
   (millions)

   Consolidated net operating income                                    $227.0                     $185.8


      Net realized investment and other
      gains (losses)                                                    $(36.2)                    ($23.7)


      Severance/other                                                       --                      ($4.0)
                                                                        ------                     ------

         Total non-operating items                                      $(36.2)                    ($27.7)


   Net income                                                           $190.8                     $158.1

   -------------------------------------------------------------------------------------------------------

2003 Financial Outlook

"Our strong year-to-date results have led us to increase full-year 2003 guidance for operating earnings per share growth to 9-12% from our previous guidance of 7-11%," said D'Alessandro. "This is a result of both our disciplined approach to profitability and improved conditions in the equity markets and the economy."

As a result of the modestly improving credit outlook, the company also revised its guidance for total gross investment losses including impairments and disposals to $625-$650 million from its previous guidance of $650-$750 million for the year, and compared to losses of $876.5 million in full-year 2002. Gross impairments in 2003 have improved sequentially for three quarters, at $250 million, $103 million, and $73 million respectively, and impairments in the fourth quarter are now expected to be in the $75-to-$100 million range. Due to the unpredictability of the timing and recognition of gains and losses, especially such items as prepayment gains, hedging adjustments and recoveries, as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot be readily estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on net operating income per share to GAAP net income.

Guidance for sales of both core and total life sales remains unchanged with sales expected to decrease from the prior year by 15-20%. However, the company now expects that total retail annuity sales will be down 15-20%, versus previous guidance of down 5%-10%. In addition, we expect long-term care sales to exceed our previous guidance and increase from 40%-45% from 2002 levels.

Business Segment Highlights

Protection Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                        Q3         Q3            %
(millions)                          2003       2002       Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Protection                  $130.8     $112.6        16.2%  Improved separate account performance and earnings from an
----------------                                                  acquired block of universal life policies drove higher
                                                                  non-traditional life earnings and offset a decrease in
                                                                  traditional life.

Traditional life                   $42.2      $44.4       (5.0%)  Decrease due primarily to higher expenses and lower investment income outside the Closed Block, partially offset by mortality gains.

Non-traditional life               $54.4      $33.7        61.4%  Improvement reflects stronger separate account performance, growth in the universal life book from new sales and acquired business as well as higher fee income. The prior quarter
                                                                  included $13 million net pre-tax charges associated with
                                                                  negative DAC unlocking related to the decline in equity
                                                                  markets.

Long-term care                     $32.2      $33.5       (3.9%)  Growth in the business was offset by higher expenses, a decline in the portfolio rate and continued low lapse.

Federal long-term care              $2.6       $0.3         767%  Continued good growth in fee income received for JHF share of the business in the new federal long-term care insurance
                                                                  joint venture.
------------------------------------------------------------------------------------------------------------------------------------

Sales (millions) *
------------------------------------------------------------------------------------------------------------------------------------

Core life (excludes                $52.1      $58.9       (11.5%) A 36% decline in variable life sales more than offset 16%
bank- and corporate-                                              growth in universal life sales.  Versus the 2nd quarter,
owned (COLI/BOLI))                                                variable life sales were up 95% and universal life sales
                                                                  grew 12% resulting in 30% sequential quarterly growth in
                                                                  core life sales.


Total life                         $65.6      $78.6       (16.5%) COLI/BOLI sales down 32% from the year ago period.
(includes COLI/BOLI)


Long-term care                     $57.5      $35.2         63.4% Growth driven by continued expansion of distribution relationships at Signator.
------------------------------------------------------------------------------------------------------------------------------------
*Sales are presented as defined by the Life Insurance Marketing Research Association (LIMRA) and represent the amount of new business sold during the period.

Asset Gathering Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                       Q3              Q3              %
(millions)                         2003            2002         Change  Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Asset                       $74.6           $22.7           229%  Improvement in all business lines, particularly variable
-----------                                                             annuities which was impacted in the prior-year quarter by a
Gathering                                                               significant charge associated with DAC unlocking.
---------

Fixed annuities                   $42.6           $33.4          27.5%  Investment spreads increased to 233 basis points (bps)
                                                                        from 203 bps in the year ago period, reflecting continued
                                                                        renewal rate reductions and lower initial crediting rates
                                                                        on products with lower guaranteed minimum rates.  Average
                                                                        account balances grew 28%. These factors were somewhat
                                                                        offset by higher expenses.

Variable                          $10.2          ($32.6)          131%  Current quarter reflects the impact of good separate account
annuities                                                               performance on fees and DAC amortization. The year-earlier quarter included negative $36 million pre-tax related to
                                                                        DAC unlocking for the sustained decline in equity market
                                                                        performance.





Mutual funds                      $21.5           $19.7           9.1%  Earnings growth driven by higher asset based advisory fees due to an increase in assets under management (up 9%).
------------------------------------------------------------------------------------------------------------------------------------

Sales (millions)

Fixed annuity                    $378.4          $618.5         (38.8%) Disciplined pricing on new money crediting rates and introduction of products with lower minimums reduced market demand.

Variable annuity                  $95.4          $267.3         (64.3%) Sales continue to suffer from overall weak consumer demand and aggressive competition from peers offering products
                                                                        with higher risk guarantee features.

Mutual funds                   $1,235.8        $1,587.0         (22.1%) Good growth in sales of retail open end mutual funds, including the High Yield Bond Fund and the newly acquired
                                                                        Classic Value Fund, were offset by lower activity in
                                                                        institutional advisory account and closed end fund
                                                                        offerings.
------------------------------------------------------------------------------------------------------------------------------------

Average account balances (millions)

Fixed annuity                 $10,279.4        $8,012.4          28.3%  Increase due to net sales growth.

Variable annuity               $5,452.3        $5,412.3           0.7%  Growth due to separate account appreciation offset by net redemptions.

Mutual funds                  $27,746.6       $25,440.7           9.1%  Growth due to strong equity market appreciation.

------------------------------------------------------------------------------------------------------------------------------------

Guaranteed & Structured Financial Products Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                      Q3           Q3            %
(millions)                        2003         2002       Change   Comment
------------------------------------------------------------------------------------------------------------------------------------

Total GSFP                      $103.4       $112.3        (7.9%)  Decrease due to lower results in both fee and spread based
----------                                                         businesses.


Spread-based                     $96.6       $103.5        (6.7%)  Lower interest spread, down 17 basis points (bps) to 125 bps, reduced earnings. Spreads are expected to remain at the lower end of the 120-145 bps pricing range due to repositioning of the investment portfolio, asset prepayments and income lost on defaulted securities.

Fee-based                         $6.8         $8.8       (22.7%)  Decline due primarily to lower fees as a result of declining general account asset balances and lower earnings on capital.
------------------------------------------------------------------------------------------------------------------------------------

Spread-based
sales (millions)

Guaranteed                      $168.9       $196.2       (13.9%)  Decline reflected continued weak demand for traditional GICs,
investment                                                         and competitive pricing.
contracts (GICs)

Funding                         $735.7       $465.6          58%   Growth driven by improved market demand, particularly for the
agreements                                                         5-year and 10-year maturities.

Group annuities                 $119.1        $30.4         292%   Strong growth in structured settlement annuities reflecting expanded broker relationships.

SignatureNotes                  $416.5         71.4         483%   Sales momentum increased this quarter reflecting the pick up in the level of interest rates. This product was introduced in
                                                                   Q3 2002 and total issuance is in excess of $1.1 billion.

------------------------------------------------------------------------------------------------------------------------------------
Investment Management Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                      Q3           Q3            %
(millions)                        2003         2002       Change   Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Investment                  $8.5         $8.3         2.4%   Growth driven by strong gains in investment management
----------------                                                   businesses, offset by lower earnings at Independence.
Management
----------

Independence                      $1.4         $2.4       (41.7%)  Decrease driven primarily by a higher percentage of fixed
Investment                                                         income assets under management which generate lower fees and increased expenses.

Other Investment                  $7.1         $5.9        20.3%   Growth driven by increased fees in bond and corporate finance
Management                                                         and timber investment management operations.

----------------------------------------------------------------------------------------------------------------------------------

Maritime Life Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                    Q3           Q3           %
(millions)                      2003         2002      Change   Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Maritime                 $36.3        $37.5       (3.2%)  A positive DAC unlocking of about $8 million in the year ago
--------------                                                  quarter more than offset earnings growth associated with the acquisition of a block of business from Liberty Health and the favorable exchange rate. The exchange rate increased
                                                                earnings by 8.5%.

Retail                         $18.9        $16.5       14.5%   Improved mortality and the addition of a block of individual
protection                                                      health business drove earnings growth.

Asset                           $5.0        $14.5      (65.5%)  Results in the current quarter were dampened by mortality in
gathering                                                       the immediate annuity business. The year ago quarter included an
                                                                $8 million benefit associated with refinements to DAC models associated with the adoption of new US GAAP modeling capabilities.

Group life and                 $13.6         $7.9       72.2%   Pricing increases, the addition of the Liberty health
health                                                          business and improved LTD results contributed to strong
                                                                earnings growth.

------------------------------------------------------------------------------------------------------------------------------------
Sales
(millions)

Retail                         $14.7        $10.9       34.9%   Sales of individual health business associated with the
protection                                                      Liberty acquisition boosted sales along with the favorable exchange rate.

Asset                         $125.3       $129.5       (3.2%)  Overall weak demand for equity-based products continues and
gathering                                                       was offset somewhat by the favorable exchange rate.

Group life &                   $26.2         $6.0      336.7%   Sales in the current quarter benefited from the Liberty
health                                                          acquisition along with the favorable exchange rate.
                                                                Organic growth was sluggish, reflecting some aggressive
                                                                market pricing.

------------------------------------------------------------------------------------------------------------------------------------

Corporate & Other Segment
------------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                   Q3          Q3             %
(millions)                     2003        2002        Change   Comment
------------------------------------------------------------------------------------------------------------------------------------

Total Corporate              $(53.7)     $(43.6)       (23.2%)  Decrease driven primarily by higher pension and other
---------------                                                 expenses, capital investments in business unit growth and the
& Other                                                         sale of the Group Life business.  After-tax results decreased to
-------                                                         ($8.4) million from ($1.1) million due to above as well as from a reduction tax-preferenced investments versus the prior quarter.




------------------------------------------------------------------------------------------------------------------------------------

Forward-Looking Statements
The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of Manulife Financial Corporation's and John Hancock Financial Services, Inc.'s operations and financial results, the markets for Manulife's and John Hancock's products, the future development of Manulife's and John Hancock's business, and the contingencies and uncertainties to which Manulife and John Hancock may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on Manulife and John Hancock may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in Manulife's most recent Annual Report on Form 40-F for the year ended December 31, 2002, John Hancock's most recent Annual Report on Form 10-K for the year ended December 31, 2002 and John Hancock's quarterly reports on Form 10-Q and other documents filed by Manulife and John Hancock with the Securities and Exchange Commission ("SEC"). These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other government regulation; losses relating to our investment portfolio; volatility in net income due to regulatory changes in accounting rules, including changes to GAAP, CGAAP and statutory accounting; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of John Hancock's and Manulife's customers and policyholders to the transaction; the ability to promptly and effectively integrate the businesses of John Hancock and Manulife; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Neither Manulife Financial Corporation nor John Hancock Financial Services, Inc. undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information
This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife will be filing a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of John Hancock and John Hancock will be filing a proxy statement for its stockholders, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, John Hancock Financial Services, Inc.'s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC's Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

Manulife Financial Corporation, John Hancock Financial Services, Inc. and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding John Hancock Financial Services, Inc.'s directors and executive officers is available in John Hancock Financial Services, Inc.'s proxy statement for its 2003 annual meeting of stockholders, which was filed with the SEC on March 20, 2003, and information regarding Manulife Financial Corporation's directors and executive officers is available in Manulife Financial Corporation's annual report on Form 40F for the year ended December 31, 2002 and its notice of annual meeting and proxy circular for its 2003 annual meeting notice, which was filed with the SEC on March 31, 2003. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Conference Call

John Hancock will discuss third quarter results during a conference call on Friday, October 31, 2003, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

The live call can also be accessed by telephone in the U.S. at (973) 582-2809, and a rebroadcast will be available through November 7, 2003, at (973) 341-3080. The replay access code will be 4186000.

This press release, the company's quarterly financial supplement, and other financial documents may be obtained at www.jhancock.com/investor.

John Hancock Financial Services, Inc., with $139.8 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

Contacts

Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
Investors:  Jean Peters, 617-572-9282; Alicia Charity, 617-572-0882

Supplemental Financial Information Follows

      Additional Financial Data

      The following table provides additional financial data:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Three Months Ended
Table 5                                                                                        Sept. 30, 2003        Sept. 30, 2002
Consolidated net operating income return on equity
(excluding FAS 115 market adjustment)*                                                                  13.7%                 13.1%

Operating income adjustments                                                                           (2.1)%                (2.0)%

Net income return on equity (excluding FAS 115 market adjustment)                                       11.6%                 11.1%

Unrealized (appreciation) depreciation on AFS securities                                               (2.1)%                (0.6)%

Net income return on shareholders' equity                                                                9.5%                 10.5%

Shareholders' equity, in millions (excluding FAS 115 market adjustment)*                             $6,687.2              $5,776.2

   Per share                                                                                           $23.12                $20.03



Unrealized appreciation (depreciation) on AFS securities, in million (net of tax)                    $1,430.0                $302.8

   Per share                                                                                            $4.94                 $1.05

Shareholders' equity, in millions                                                                    $8,117.2              $6,079.0

   Per share                                                                                           $28.06                $21.08

End of period shares outstanding, in millions                                                          289.28                288.35

Assets under management, in billions
     General account                                                                                    $74.4                 $64.2
     Separate account                                                                                   $22.7                 $19.6
     Third party                                                                                        $42.7                 $37.4
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Total consolidated                                                                                     $139.8                $121.2
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* FAS 115 requires the adjustment of available for sale securities to fair market value. Without the FAS 115 adjustment, these assets would be reported at book value. John Hancock management believes that presentation of balance sheet information without the FAS 115 adjustment, along with the GAAP basis, provides information that may enhance investors'
  understanding of the company's financial performance.  Many industry analysts prefer to view this data excluding the FAS
  115 adjustment.
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                                                            -12-

Consolidated Operating Income Statements
($ millions)
                                                               Three months ended                   Nine months ended
                                                                  September 30,                       September 30,
                                                               2003            2002                2003            2002
                                                         --------------------------------    --------------------------------



Premiums                                                      $ 1,034.3           $806.7           $2,782.4         $2,512.7
Universal life and investment-type
  product fees                                                    209.5            212.7              617.8            613.5
Net investment income                                           1,038.5            968.6            3,117.1          2,917.6
Net realized investment gains (losses) (1)                        (0.6)              0.9                8.9              1.9
Investment management revenues/
  commissions/other fees                                          138.9            129.3              393.0            419.7
Other revenue                                                      67.2             56.3              199.8            183.0
                                                         --------------------------------    --------------------------------
  Total revenues (1)                                            2,487.8          2,174.5            7,119.0          6,648.4


Benefits to policyholders                                       1,522.9          1,303.4            4,274.3          3,987.6
Other operating costs and expenses (2)                            439.2            326.6            1,253.9          1,087.1
Amortization of deferred policy acquisition costs                  64.8            151.1              218.2            299.9
Dividends to policyholders                                        161.0            143.6              443.6            438.3
                                                         --------------------------------    --------------------------------
  Total benefits and expenses (2)                               2,187.9          1,924.7            6,190.0          5,812.9

Pre-tax operating income                                          299.9            249.8              929.0            835.5

Income tax                                                         72.9             64.0              251.8            233.4
                                                         --------------------------------    --------------------------------

Operating income                                                 $227.0           $185.8             $677.2           $602.1

After-tax adjustments:

     Net realized investment gains(losses) (1)                   (36.2)           (23.7)               56.7          (170.9)

     Severance/other (2)                                              -            (4.0)                  -           (28.3)
                                                         --------------------------------   ---------------------------------

Net income                                                       $190.8           $158.1             $733.9           $402.9
                                                         ================================   =================================


(1) Excludes $(57.7) million and $85.2 million of pre-tax realized investment gains (losses) for the quarter and nine months ended September 30, 2003, respectively, treated as operating income adjustment. For the quarter and nine months ended
September 30, 2002, pre-tax realized investment gains (losses) of $(31.7) million and $(257.4) million, respectively, treated as operating income adjustments.
(2) Effective Q1 2003, severance charges are part of segment operating income. Includes after-tax severance charges of
$4.0 million and $8.8 million of the quarter and nine months ended September 30, 2002, respectively. For the quarter and nine months ended September 30, 2003, pre-tax severance charges of $0.4 million and $11.1 million, respectively, were included in segment operating income.





                                                          -13-
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